EXHIBIT 23.01
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (No. 333-88513, No. 333-39016, No. 333-75230, No.
333-89886 and No. 333-110131) of DSL.net, Inc. of our reports dated April 9, 2004, relating to the financial statements and financial statement schedule which appears in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Stamford, CT
April 13, 2003